Exhibit 99.1

Invitae announces full year 2015 financial results and 2016 business objectives

— Met volume guidance in 2015 with approximately 19,000 billable tests demonstrating more than 400% year-over-year growth, reduced cost of goods sold in Q4 to under $700 per sample, delivered annual revenue of $8.4 million —

— Planning to deliver 50,000-70,000 billable tests and expand menu to approximately 3,000 genes by the end of 2016 —

— Hosting conference call at 4:45 pm ET / 1:45 pm PT —

SAN FRANCISCO, February 9, 2016 — Invitae Corporation (NYSE: NVTA) today reported financial and operating results for the fourth quarter and full year ended December 31, 2015.  The company met its volume guidance by delivering approximately 19,000 billable tests in the year and announced its plan to deliver 50,000-70,000 billable tests in 2016.

“In 2015, we demonstrated our ability to scale our genetic testing business and proved a hypothesis that is fundamental to our future success: delivering comprehensive, high quality genetic testing at an affordable price resonates with clinicians and drives volume,” said Randy Scott, chairman and CEO of Invitae. “In 2016, we’re planning to expand our test menu to cover more clinically-relevant indications while improving quality and lowering costs.”

“By the end of 2016, we expect to be close to our goal of aggregating all of the world’s medically-relevant genetic tests into a single service with better quality, faster turnaround time, and affordable prices,” said Sean George, president and COO of Invitae. “Upon expanding our menu and reaching this goal, the many hundreds of rare disease advocacy organizations — representing hundreds of thousands of patients — will have a partner in providing access to comprehensive, high quality, truly affordable genetic testing services.”

Following are the results of the company’s key metrics in 2015:

•                  Generated revenue of $3.2 million in the fourth quarter of 2015 and a total of $8.4 million for the year.

•                  Reduced cost of goods sold (COGS) per sample accessioned from less than $1,200 in the first quarter of 2015 to less than $700 in the fourth quarter, while increasing the production and medical teams in anticipation of additional content and volume. This represents a 42% decrease in COGS per sample accessioned from the beginning of 2015.

•                  More than doubled the size of its genetic testing platform to include more than 600 genes in production and began releasing dozens of new test panels for hereditary cancer, cardiovascular, neuromuscular, pediatric, and other rare disorders.

•                  Delivered approximately 19,000 billable tests for the year, representing a greater than 400% increase from the more than 3,600 billable tests delivered in 2014. Additionally, the company reported that it accessioned more than 20,000 samples in 2015.

•                  Delivered approximately 7,000 billable tests in the fourth quarter of 2015, representing a 36% increase over the third quarter of 2015, and accessioned approximately 8,000 samples in the quarter.

•                  Signed additional contracts with payers in addition to 41 active institutional contracts as of the end of 2015.

Total operating expenses for the fourth quarter of 2015 were $27.5 million, compared with $24.6 million for the third quarter of 2015. For the full year, operating expenses were $97.9 million, compared to $49.0 million in 2014. Net loss was $24.4 million in the fourth quarter of 2015, or a $0.76 loss per share compared to a net loss of $15.3 million and a $16.56 loss per share in the fourth quarter of 2014. Net loss for the full year 2015 was $89.8 million, or a $3.18 loss per share compared to a net loss of $47.5 million or a $56.14 loss per share in the full year 2014.

At December 31, 2015, the company held approximately $131.8 million in cash and cash equivalents, marketable securities and restricted cash.

2016 Business Objectives:

The company announced business objectives for 2016, including plans to:

•                  reduce COGS to under $500 per report by the end of 2016;

•                  expand its test menu to include approximately 3,000 genes in production by the end of 2016;

•                  deliver between 50,000-70,000 billable tests;

•                  secure reimbursement by the Centers for Medicare and Medicaid Services (CMS) and from top private payers;

•                  generate revenues exceeding the cost of revenue by the fourth quarter of 2016; and

•                  pilot its first programs in genome management with the launch of an adult prevention panel intended for healthy adults who wish to learn more about their risk for common, actionable genetic conditions.

Additional Highlights from 2015:

•                  Published data in JAMA Oncology from a study of more than 1,000 patients that demonstrated the clinical actionability of multi-gene hereditary cancer panels based on National Comprehensive Cancer Network (NCCN) guidelines.

•                  Published clinical data in the Journal of Molecular Diagnostics that demonstrated in a study of approximately 1,000 patients that Invitae’s next generation DNA sequencing platform delivered 100% analytical concordance and 99.8% clinical concordance compared to genetic tests from Myriad Genetics.

•                  Presented clinical data at the American Society of Clinical Oncology annual meeting, including data demonstrating that multi-gene cancer panels yield clinically relevant findings with potentially beneficial management implications for the majority of non-BRCA positive results.

•                  Published and presented clinical data at the American College of Medical Genetics annual meeting, including data on clinical experience with its medical interpretation platform as well as data demonstrating the use of next-generation sequencing for multi-gene panels and the value of looking beyond BRCA 1/2 for hereditary breast and ovarian cancer.

•                  Announced that Dr. Robert Nussbaum, one of the world’s foremost experts in medical genetics, joined Invitae from UCSF as Invitae’s chief medical officer.

•                  Announced the appointment of Christine M. Gorjanc to its Board of Directors. Ms. Gorjanc currently serves as chief financial officer at NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses, and service providers.

•                  Completed its initial public offering with total gross proceeds of approximately $116 million.

Conference Call Details

Invitae will host a live conference call and webcast today at 4:45 p.m. Eastern / 1:45 p.m. Pacific to discuss financial results and recent developments.

The dial-in numbers for the conference call are (866) 393-4306 for domestic callers and (734) 385-2616 for international callers, and the reservation number for both is 24115796.

The live, listen-only webcast of the conference call may be accessed by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company’s website.

About Invitae

Invitae Corporation’s (NYSE: NVTA) mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate most of the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower price than many single-gene and panel tests today. The company currently provides a diagnostic service comprising hundreds of genes for a variety of genetic disorders associated with oncology, cardiology, neurology, pediatrics and other rare disease areas. For more information, visit our website at ir.invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s expectations regarding its guidance and plans for 2016, including revenue levels, the cost of goods sold, the number of billable tests delivered, the number of genes in its test menu, the nature and extent of future reimbursement coverage; the launch of an adult prevention panel; the company’s expectations regarding progress toward its goal of aggregating all medically-relevant genetic tests into a single service and the pricing, turnaround time and quality of such service; and the timing of any new testing service releases and the benefits and attributes of any such services to physicians, patients and payers.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s history of losses; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the company’s ability to develop and commercialize new tests and expand into new markets; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; risks associated with the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; the company’s ability to compete; laws and regulations applicable to the company’s business, including potential regulation by the Food and Drug Administration; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

NOTE: Invitae and the Invitae logo are trademarks of Invitae Corporation. All other trademarks and service marks are the property of their respective owners.

Invitae Corporation

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$3,161	$875	$8,378	$1,604
Costs and operating expenses:
Cost of revenue	5,506	2,361	16,523	5,624
Research and development	11,380	6,463	42,806	22,063
Selling and marketing	6,111	2,846	22,479	8,669
General and administrative	4,455	4,488	16,047	12,600
Total costs and operating expenses	27,452	16,158	97,855	48,956
Loss from operations	(24,291)	(15,283)	(89,477)	(47,352)
Interest and other income (expense), net	17	(10)	(94)	(79)
Interest expense	(86)	(12)	(211)	(61)
Net loss	$(24,360)	$(15,305)	$(89,782)	$(47,492)
Net loss per share, basic and diluted	$(0.76)	$(16.56)	$(3.18)	$(56.14)
Shares used in computing net loss per share, basic and diluted	31,929,869	924,139	28,213,324	846,027

The condensed consolidated statement of operations for the year ended December 31, 2014 has been derived from the audited consolidated financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Invitae Corporation

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$73,238	$107,027
Marketable securities	53,780	—
Prepaid expenses and other current assets	4,292	2,616
Total current assets	131,310	109,643
Property and equipment, net	18,709	15,672
Restricted cash	4,831	150
Other assets	1,826	3,313
Total assets	$156,676	$128,778

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,500	$2,862
Accrued liabilities	4,253	3,237
Capital lease obligation, current portion	1,588	1,524
Debt, current portion	1,536	—
Total current liabilities	10,877	7,623
Capital lease obligation, net of current portion	1,576	2,011
Debt, net of current portion	5,504	—
Other long term liabilities	339	401
Liabilities related to early exercise of stock options	4	14
Total liabilities	18,300	10,049
Convertible preferred stock	—	202,305
Stockholders’ equity (deficit):
Common stock	4	—
Accumulated other comprehensive gain (loss)	(15)	—
Additional paid-in capital	313,348	1,604
Accumulated deficit	(174,961)	(85,180)
Total stockholders’ equity (deficit)	138,376	(83,576)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$156,676	$128,778

The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Source: Invitae Corporation

Contact:
Katherine Stueland
pr@invitae.com
415-254-1233